Exhibit 10.1



               SHARE PURCHASE AND MEMBERSHIP PURCHASE AGREEMENT

                                by and between

    ANTHONY WARNECKE, AS SOLE SHARE HOLDER OF WARNECKE DESIGN SERVICE, INC.,

                                      and

         ANTHONY WARNECKE, AS SOLE MEMBER OF WARNECKE RENTALS, L.L.C.,

                                   as Seller,

                                      and

                        INCODE TECHNOLOGIES CORPORATION,

                                      and

                            INSEQ STEEL CORPORATION,
                           collectively, as Purchaser,
                            Dated as of April 4, 2005
                                    V.4.1.05

                    SHARE PURCHASE AND MEMBERSHIP AGREEMENT
             THIS AGREEMENT is made as of the 4th day of April, 2005

AMONG:

INCODE TECHNOLOGIES CORPORATION, a company formed pursuant to the laws of the State of Nevada and having an office for business located at 111 Howard Street, Suite 108, Mount Arlington, New Jersey 07856 (referred to herein individually as "Incode" or the "Purchaser")

AND:

INSEQ STEEL CORPORATION, a company formed pursuant to the laws of the State of Delaware and having an office for business located at 111 Howard Street, Suite 108, Mount Arlington, New Jersey
07856 (referred to herein individually as "INSEQ")
AND:

ANTHONY WARNECKE, AS SOLE SHARE HOLDER OF WARNECKE DESIGN
SERVICE, INC., a company formed pursuant to the laws of the State of Ohio, and having an office for business located at 151
Progressive Drive, P.O. Box 476, Ottoville, Ohio 45876 (referred to herein as "Warnecke as the "Seller")

AND:

ANTHONY WARNECKE, AS SOLE MEMBER OF WARNECKE RENTALS, L.L.C.., a limited liability company formed pursuant to the laws of the State of Ohio, and having an office for business located at 151 Progressive Drive, P.O. Box 476, Ottoville, Ohio 45876 (referred to herein as "Warnecke " as the "Seller")

WHEREAS:

A.	Incode was formed to acquire, develop and commercialize innovative subscription-based eBusinesses and plans to build a successful portfolio of diversified eBusinesses with integrated on- and off-line operations, including, as relevant here, an online steel products distribution portal;

B.	INSEQ is a wholly owned subsidiary of Incode that was formed to acquire and consolidate a number of compatible steel and other metal products companies;

C.	WARNECKE DESIGN SERVICE, INC. is engaged in the business of designing, fabricating, distributing and maintaining steel and other metal products (the "Business") incidental to which it has certain assets including but not limited to the following:

        (a)	Accounts receivable, inventories, prepaid expenses and other miscellaneous assets;

        (b)	Certain equipment and vehicles;

        (c) Certain computer equipment and fixtures, furniture and the like;
        (d)       Certain telephone and facsimile numbers; and,

D.	The Purchaser desires to purchase and acquire and ANTHONY WARNECKE, AS
SOLE SHARE HOLDER OF WARNECKE DESIGN SERVICE, INC. desires to sell, convey, assign and transfer, or cause to be sold, conveyed, assigned and transferred, to the Purchaser, all of the Seller's shares of WARNECKE DESIGN SERVICE, INC., and the Board of Directors of Purchaser deem it advisable that WARNECKE DESIGN SERVICE, INC. become a wholly-owned subsidiary of INSEQ (the "Acquisition") pursuant to this Agreement.

E.	WARNECKE RENTALS, L.L.C. is engaged in the business of owning commercial rental real estate.

F.	The Purchaser desires to purchase and acquire and ANTHONY WARNECKE, AS
SOLE MEMBER OF WARNECKE RENTALS, L.L.C. desires to sell, convey, assign and transfer, or cause to be sold, conveyed, assigned and transferred, to the Purchaser, all of the Seller's Membership interest in and to WARNECKE RENTALS, L.L.C. and the Board of Directors of Purchaser and deem it advisable that WARNECKE RENTALS, L.L.C. become a wholly-owned subsidiary of INSEQ (the "Acquisition") pursuant to this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

DEFINITIONS

As used herein, the terms below shall have the following meanings:

        (a) "Acquisition" means the Acquisition, at the Closing, of Seller's shares of WARNECKE DESIGN SERVICE, INC., and Seller's Membership interest in and to WARNECKE RENTALS, L.L.C. by Purchaser pursuant to this Agreement;

        (b)	"Acquisition Shares" means 100%, or 50 shares, of WARNECKE
DESIGN SERVICE INC.'S issued and outstanding capital stock, and 100%, or one membership unit, of Warnecke Rentals L.L.C., to be transferred to Purchaser at Closing pursuant to the terms of this Agreement;

        (c)	"Agreement" means this share purchase and membership agreement between Purchaser and Seller;

        (d)	"Closing" means the completion, on the Closing Date, of the
transactions contemplated hereby in accordance with Article 3 hereof;

        (e)	"Closing Date" means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived;

        (f)	"Seller Accounts Payable and Liabilities" means all accounts payable and liabilities of WARNECKE DESIGN SERVICE, INC., and WARNECKE RENTALS, L.L.C., due and owing or otherwise constituting a binding obligation of WARNECKE DESIGN SERVICE, INC., and WARNECKE RENTALS, L.L.C. (other than a WARNECKE DESIGN SERVICE, INC., and/or a WARNECKE RENTALS, L.L.C.'S Material Contract) as of March 31, 2005 (as attached hereto in Schedule 1(f));

        (g)	"Seller Accounts Receivable" means all accounts receivable and other debts owing to WARNECKE DESIGN SERVICE, INC., and WARNECKE RENTALS, L.L.C., as of March 31, 2005 (as attached hereto in Schedule 1(g));

        (h)	"Seller Assets" means all the property and assets of WARNECKE
DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. of every kind and description wheresoever situated including, without limitation, WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Equipment, WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Inventory, WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Material Contracts, WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Accounts Receivable, WARNECKE DESIGN SERVICE, INC., and WARNECKE RENTALS, L.L.C.'S Cash, WARNECKE DESIGN SERVICE, INC., and WARNECKE RENTALS, L.L.C.'S Intangible Assets and WARNECKE DESIGN SERVICE, INC., and WARNECKE RENTALS, L.L.C.'S Goodwill, and all credit cards, charge cards and banking cards issued to WARNECKE DESIGN SERVICE, INC., and WARNECKE RENTALS, L.L.C.;

        (i)	"Seller Business" means all aspects of the business conducted by
WARNECKE DESIGN SERVICE, INC., and WARNECKE RENTALS, L.L.C.;

        (j)	"Seller Cash" means all cash on hand or on deposit to the credit of WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. on March 31,
2005;

        (k)	"Seller Debt to Related Parties" means debts owed by Seller to
WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. or to any family member thereof, or to any director or officer of WARNECKE DESIGN SERVICE, INC. and\or WARNECKE RENTALS, L.L.C.;

        (l)	"Seller Equipment" means all machinery, equipment, furniture, and furnishings used in the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Business (as attached hereto in Schedule 1(l));

        (m)	"Seller Financial Statements" means, collectively, the unaudited consolidated financial statements of WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. for the two fiscal years ended December 31, 2004, and 2003, and the unaudited consolidated financial statements of WARNECKE
DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. for the three month period ended March 31, 2005 (as attached hereto in Schedule 1(m));

        (n)	"Seller Goodwill" means the goodwill of the WARNECKE DESIGN
SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Business together with the exclusive right of Purchaser to represent itself as carrying on the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Business in succession of WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. subject to the terms hereof, and the right to use any words indicating that the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Business is so carried on including the right to use the name "WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C." or "WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C." or any variation thereof as part of the name of or in connection with the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Business or any part thereof carried on or to be carried on by WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C., the right to all corporate, operating and trade names associated with the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Business, or any variations of such names as part of or in connection with the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Business, all necessary licenses and authorizations and any other rights used in connection with the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Business;

        (o)	"Seller Insurance Policies" means the public liability insurance and insurance against loss or damage to the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Assets and the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Business as described in Schedule 1(o) hereto;

        (p)	"Seller Intangible Assets" means all of the intangible assets of
WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C., including, without limitation, WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS,
L.L.C.'S Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. (as attached hereto in Schedule 1(p));

        (q)	"Seller Inventory" means all inventory and supplies of the
WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Business as of the Closing Date (as attached hereto in Schedule 1(q));

        (r)	"Seller Material Contracts" means the burden and benefit of and the right, title and interest of WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. are entitled in connection with the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Business whereunder WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. is obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, each as set forth on Schedule 1(r));

        (s)	"Seller Real Property" means a complete list of (i) all real property and interests in real property owned in fee by WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. (individually, a "WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Owned Property" and collectively, the "WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Owned Properties"), and (ii) all real property and interests in real property leased by WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. as lessee or lessor, set forth on Schedule 1(s);

        (t)	"Seller Related Party Debts" means the debts owed by ANTHONY
WARNECKE or by any family member thereof, or by any affiliate, director or officer of WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. or WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. to WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.; and

        (u)	"Seller Shares" means all of the issued and outstanding shares of WARNECKE DESIGN SERVICE, INC.'S equity stock.

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Section 1.2	Captions and Section Numbers

The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Section 1.3	Section References and Schedules

Any reference to a particular "Article", "section", "paragraph", "clause" or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement.

Section 1.4	Severability of Clauses

If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

                                ARTICLE II

THE ACQUISITION

Section 2.1 	 Purchase and Sale of Stock

Seller hereby agrees to sell to Purchaser the Acquisition Shares of WARNECKE DESIGN SERVICE, INC. and his Membership interest in WARNECKE RENTALS, L.L.C. in exchange for the Purchase Price hereunder on the Closing Date and to transfer to Purchaser on the Closing Date a 100% undivided interest in and to the Acquisition Shares and Membership Interest free from all liens, mortgages, charges, pledges, encumbrances or other burdens with all rights now or thereafter attached thereto.

Section 2.2 	Purchase Price

In consideration for the Acquisition Shares of WARNECKE DESIGN SERVICE, INC. and the Membership Interest of Seller in WARNECKE RENTALS, L.L.C.'S, the Purchaser shall: (a) pay to the Seller at the Closing of the Acquisition the sum of FOUR HUNDRED THOUSAND DOLLARS ($400,000) in cash by wire transfer of immediately available funds; and (b) issue to WARNECKE DESIGN SERVICE, INC. and ANTHONY WARNECKE a convertible term note, with a term of thirty-six months, in the principal amount of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000) and bearing interest at prime plus one, the proceeds of which are to be applied to the pay off of Warnecke's existing debt and the elimination of Anthony Warnecke's various personal guarantees.

                                ARTICLE III

THE CLOSING

Section 3.1 	Closing

The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place on or about April 15, 2005 at (i) the offices of Purchaser's attorney or, (ii) if requested by the Purchaser at least two (2) business days prior to the Closing, at the Purchaser's place of business (the date of the Closing being herein referred to as the "Closing Date").

Section 3.2 	Deliveries at Closing

        (a) 	At the Closing, the Seller shall deliver to the Purchaser:

                (i)	duly executed instruments or other evidence sufficient
to transfer to Purchaser the Acquisition Shares and Membership Interest;

                (ii) 	the Acquisition Shares and Membership Interest free and
clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

                (iii)	an employment agreement, substantially in the form of
Exhibit A attached hereto, duly executed by ANTHONY WARNECKE;

                (iv)	all opinions, certificates and other instruments and
documents required by the terms of this Agreement to be delivered by Seller at or prior to Closing or otherwise required in connection with the Acquisition.

        (b) 	At the Closing, the Purchaser shall deliver to the Seller:

                (i)	the cash portion of the Purchase Price by wire transfer in
immediately available funds paid in accordance with the Purchase Price provisions hereof;

                (ii)	the convertible term note issued to WARNECKE DESIGN
SERVICE, INC. in accordance with the Purchase Price provisions hereof attached hereto as Exhibit I; and,

                (iii)	all documents required to be delivered by Purchaser to
Seller at or prior to the Closing Date in connection with this Agreement.

Section 3.3	Post-Closing Matters

Forthwith after the Closing, the parties, as the case may be, agree to use all their best efforts to:

        (a)     issue a news release reporting the Closing;

        (b)	file a Form 8K with the Securities and Exchange Commission
disclosing the terms of this Agreement within 4 days of the Closing and, not more than 60 days following the filing of the Form 8K, file and amended Form 8K which includes the financial statements of WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. as well as pro forma financial information of Purchaser and WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. as required by Item 310 of Regulation SB as promulgated by the Securities and Exchange Commission.

                                ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER

Seller hereby represents and warrant in all material respects to Purchaser, with the intent that it will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Section 4.1	Company Status and Capacity

        (a)	Formation. WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS,
L.L.C. are companies duly formed and validly subsisting under the laws of the State of Ohio;

        (b)	Carrying on Business. WARNECKE DESIGN SERVICE, INC. and WARNECKE
RENTALS, L.L.C. are duly authorized to carry on such business, in good standing in Ohio and such other jurisdictions where the nature of its business requires it to be so authorized (such certificates of authority and good standing are included herewith in Exhibit J), except where the failure to be so authorized would not have a Material Adverse Effect. The nature of the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Business does not require WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.
to register or otherwise be qualified to carry on business in any other jurisdictions;

        (c)	Legal Capacity. WARNECKE DESIGN SERVICE, INC. and WARNECKE
RENTALS, L.L.C. have the legal power, capacity and authority to own WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Assets, to carry on the Business of WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. have the legal capacity to carry on its business and operations. Seller has the legal power, capacity and authority to enter into and complete this Agreement;

        (d)	Subsidiaries.  Neither WARNECKE DESIGN SERVICE INC. nor WARNECKE
RENTALS, L.L.C. has any Subsidiaries.

Section 4.2	WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. -
Capitalization

        (a)	Authorized Capital. The authorized capital of WARNECKE DESIGN
SERVICE, INC. and WARNECKE RENTALS L.L.C. consists of 50 shares of capital stock and one membership unit, respectively;

        (b)	Ownership of WARNECKE DESIGN SERVICE, INC. Shares and WARNECKE
RENTALS, L.L.C. Membership. The issued and outstanding share capital of WARNECKE DESIGN SERVICE, INC. will on Closing consist of 50 shares of capital stock (being the Seller Shares) which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares. The interest of Seller in WARNECKE RENTALS L.L.C. will consist of one membership unit, respectively (being the Seller's Membership Interest), which Membership Interest on Closing shall be a valid fully paid and non-assessable
Membership. Seller will be at Closing the registered and beneficial owner of the WARNECKE DESIGN SERVICE, INC. Shares. The Seller Shares will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever. Seller will be at Closing the registered and beneficial owner of the only Membership Interest in WARNECKE RENTALS L.L.C. The Seller's Membership Interest will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever;

        (c) No Option, Warrant or Other Right. No person, firm or corpor-ation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of Seller Shares held by Seller or for the purchase, subscription or issuance of any of the unissued shares in the capital of Seller. No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of Seller's Membership Interest;

        (d)	No Restrictions. There are no restrictions on the transfer, sale or other disposition of Seller Shares or Membership Interest contained in the charter documents of WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS,
L.L.C. or under any agreement;

Section 4.3	WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. -
Records and Financial Statements

        (a)	Charter Documents. The charter documents of WARNECKE DESIGN
SERVICE, INC. and WARNECKE RENTALS, L.L.C. have not been altered since its formation date, except as filed in the record books of WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.;

        (b)	Minute Books. The minute books of WARNECKE DESIGN SERVICE, INC.
and WARNECKE RENTALS, L.L.C. are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. which require director or shareholder approval are reflected on the corporate minute books of WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. Neither WARNECKE DESIGN SERVICE, INC. and/or WARNECKE RENTALS, L.L.C. are in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation
(or other charter documents) or by-laws.

        (c)	WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S
Financial Statements. The WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Financial Statements will present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. as of the date thereof, and the sales and earnings of the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Business during the periods covered thereby, in all material respects, and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

        (d)	WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S
Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. which will not be reflected in the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Financial Statements, except those incurred in the ordinary course of business since the date of the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Financial Statements, and WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. have not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation;

        (e)	WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S
Accounts Receivable. All the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C., any claim by the obligor for set-off or counterclaim;

        (f)	No Debt to Related Parties. Except as disclosed in the WARNECKE
DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Financial Statements, Seller is not and on Closing will not be, indebted to WARNECKE DESIGN
SERVICE, INC. and WARNECKE RENTALS, L.L.C., nor to any director or officer of WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. or WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. except accounts payable on account of bona fide business transactions of WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. incurred in normal course of WARNECKE DESIGN
SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Business, including employment agreements with WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C., none of which are more than 60 days in arrears;

        (g)	No Related Party Debt to WARNECKE DESIGN SERVICE, INC. and
WARNECKE RENTALS, L.L.C.. Except as set forth in the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Financial Statements, no WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. Shareholder or Member nor any director or officer of WARNECKE DESIGN SERVICE, INC. and/or WARNECKE RENTALS, L.L.C. is now indebted to or under any financial obligation to WARNECKE DESIGN SERVICE, INC. and/or WARNECKE RENTALS, L.L.C. on any account whatsoever, except for advances on account of travel and other expenses;

        (h)	No Dividends. No dividends or other distributions on any shares in the capital of WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. have been made, declared or authorized since the date of the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Financial Statements;

        (i)	No Payments. No payments of any kind have been made or
authorized since the date of the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Financial Statements to or on behalf of WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. or to or on behalf of officers, directors, shareholders or employees of WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. or under any management agreements with WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C., except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

        (j)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C., except as set forth in the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Financial Statements;

        (k)	No Adverse Events. Since the date of the WARNECKE DESIGN
SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Financial Statements:

                (i)	there has not been any material adverse change in the
consolidated financial position or condition of WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C., their liabilities or the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Assets or any damage, loss or other change in circumstances materially affecting WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C., the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Business or the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Assets or WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S right to carry on the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Business, other than changes in the ordinary course of business,

                (ii)	there has not been any damage, destruction, loss or
other event (whether or not covered by insurance) materially and adversely affecting WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C., the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Business or the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Assets,

                (iii)	there has not been any material increase in the
compensation payable or to become payable by WARNECKE DESIGN SERVICE, INC. and/or WARNECKE RENTALS, L.L.C. to Seller, to any director, officer, or agent of WARNECKE DESIGN SERVICE, INC. and/or WARNECKE RENTALS, L.L.C. or any bonus or payment made to or with any of them;

                (iv)	the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS,
L.L.C.'S Business has been and continues to be carried on in the ordinary course,

                (v)	WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS,
L.L.C. has not waived or surrendered any right of material value,

                (vi)	WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS,
L.L.C. has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business.

Section 4.4	WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. -
Income Tax Matters

        (a)	Tax Returns. All tax returns and reports of WARNECKE DESIGN
SERVICE, INC. and WARNECKE RENTALS, L.L.C. required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

        (b)	Current Taxes. Adequate provisions have been made for taxes
payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. Seller is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

Section 4.5	WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. -
Applicable Laws and Legal Matters

        (a)	Licenses. WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS,
L.L.C. hold all licenses and permits as may be requisite for carrying on the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Business;

        (b)	Applicable Laws. WARNECKE DESIGN SERVICE, INC. and WARNECKE
RENTALS, L.L.C. have not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which applies to them the violation of which would have a material adverse effect on the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Business, and, to the knowledge of Seller, WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Business;

        (c)	Pending or Threatened Litigation. There is no material
litigation or administrative or governmental proceeding pending or threatened against or relating to WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C., the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Business, or any of the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Assets, nor does Seller have any knowledge of any deliberate act or omission of WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. that would form any material basis for any such action or proceeding;

        (d)	No Bankruptcy. WARNECKE DESIGN SERVICE, INC. and WARNECKE
RENTALS, L.L.C. have not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against WARNECKE DESIGN SERVICE, INC. and/or WARNECKE RENTALS, L.L.C. and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of WARNECKE DESIGN SERVICE, INC. and/or WARNECKE RENTALS, L.L.C.;

        (e)	Labor Matters. WARNECKE DESIGN SERVICE, INC. and WARNECKE
RENTALS, L.L.C. are not party to any collective agreement relating to the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Business with any labor union or other association of employees and no part of the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of Seller, has made any attempt in that regard;

        (f)	Finder's Fees. Seller is not party to any agreement which
provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Section 4.6	Execution and Performance of Agreement

        (a)	Authorization and Enforceability. The Seller has the sole legal right to execute and deliver this Agreement, and to complete the transactions contemplated hereby and no consent of any other party or parties is necessary to complete said transactions;

        (b)	No Violation or Breach. The execution and performance of this
Agreement will not

               (i)	violate the charter documents of WARNECKE DESIGN
SERVICE, INC. and/or WARNECKE RENTALS, L.L.C. or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. is a party,

               (ii)	give any person any right to terminate or cancel any
agreement including, without limitation, WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Material Contracts, or any right or rights enjoyed by WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.,

               (iii)	result in any alteration of WARNECKE DESIGN SERVICE,
INC.and WARNECKE RENTALS, L.L.C.'S obligations under any agreement to which WARNECKE DESIGN SERVICE, INC. and/or WARNECKE RENTALS, L.L.C. is a party including, without limitation, the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Material Contracts,

               (iv)	result in the creation or imposition of any lien,
encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Assets,

               (v)	result in the imposition of any tax liability to
WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. relating to WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Assets, the Seller Shares or Membership Interest, or

               (vi)	violate any court order or decree to which either
WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. is subject;

Section 4.7	WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S
Assets - Ownership and Condition

        (a)	Business Assets. The WARNECKE DESIGN SERVICE, INC. and WARNECKE
RENTALS, L.L.C.'S Assets, comprise all of the property and assets of the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Business, and neither WARNECKE DESIGN SERVICE, INC. and/or WARNECKE RENTALS, L.L.C. nor any other person, firm or corporation owns any assets used by WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. in operating the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Business, whether under a lease, rental agreement or other arrangement except as disclosed to Purchaser;

        (b)	Title. WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS,
L.L.C. are the legal and beneficial owner of the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, except a debt to the Fort Jennings State Bank which debt shall be cancelled at Closing;

        (c)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the WARNECKE DESIGN SERVICE, INC. and/or WARNECKE RENTALS, L.L.C.'S Assets;

        (d)	WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S
Material Contracts. The WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Material Contracts listed in Schedule 1(r) constitute all of the material contracts of WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.;

        (e)	No Default. There has not been any default in any material
obligation of WARNECKE DESIGN SERVICE, INC. and/or WARNECKE RENTALS, L.L.C. or any other party to be performed under any of WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in Schedule 4.7(e)), and WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. are not aware of any default in the obligations of any other party to any of the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Material Contracts;

        (f)	WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S
Insurance Policies. WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. maintain the public liability insurance and insurance against loss or damage to the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Assets and the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Business as described in Schedule 1(o) hereto;

        (g)	WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S
Real Property. Schedule 1(s) sets forth a complete list of (i) all real property and interests in real property owned in fee by WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. (individually, a "WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Owned Property" and collectively, the "WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Owned Properties"), and (ii) all real property and interests in real property leased by WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. as lessee or lessor (individually, a "WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Real Property Lease" and collectively the "WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Real Property Leases";
collectively with the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Owned Properties, the "WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Property"). WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. have good and marketable fee title to all WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Owned Property, free and clear of all Liens, except Liens set forth on Schedule 1(s). The WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Property constitute all interests in real property currently used or currently held for use in connection with the business of WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. which are necessary for the continued operation of the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Business.
WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. have valid and enforceable leasehold interest under each of the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Real Property Leases, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and WARNECKE
DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. have not received any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by the WARNECKE DESIGN SERVICE, INC. and/or WARNECKE RENTALS, L.L.C. under any of the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Real Property Leases. All of the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Property, buildings, fixtures and improvements thereon owned or leased by WARNECKE DESIGN SERVICE, INC.
and/or WARNECKE RENTALS, L.L.C. are in good operating condition and repair (subject to normal wear and tear).

        (h)	Environmental Matters. The operations of WARNECKE DESIGN
SERVICE, INC. and WARNECKE RENTALS, L.L.C. are in compliance with all applicable environmental laws. WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS,
L.L.C. have obtained all permits required under all applicable environmental laws necessary to operate their business. WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. are not the subject of any outstanding written order or agreement with any governmental authority or person respecting environmental laws or any remedial action relating to environmental laws. WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. have not received any written communication alleging that WARNECKE DESIGN SERVICE, INC. and/or WARNECKE RENTALS, L.L.C. may be in violation of any environmental law. There is not located at any of the properties of WARNECKE DESIGN SERVICE, INC.
and/or WARNECKE RENTALS, L.L.C. any underground storage tanks or hazardous materials, except as used in the ordinary course of business.

        (i)	No Compensation on Termination. There are no agreements,
commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of WARNECKE DESIGN SERVICE, INC. and/or WARNECKE RENTALS, L.L.C. WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. are not obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

Section 4.8	WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S
Assets - WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS,
L.L.C.'S Equipment

The WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

Section 4.9	WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S
Assets - Infringement

Seller does not have any knowledge of any infringement by WARNECKE DESIGN SERVICE, INC. and/or WARNECKE RENTALS, L.L.C. of any patent, trademark, copyright or trade secret;

Section 4.10	The Business of WARNECKE DESIGN SERVICE, INC. and WARNECKE
RENTALS, L.L.C.

Since the date of the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Financial Statements, the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Business has been carried on in the ordinary course and WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. have not entered into any material agreement or commitment except in the ordinary course; and

Section 4.11	No Misrepresentation

No representation or warranty of Seller in regards to WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. contained in this Agreement or in any schedule hereto or in any certificate or other instrument furnished by Seller on behalf of WARNECKE DESIGN SERVICE, INC. and/or WARNECKE RENTALS, L.L.C. to Purchaser pursuant to the terms hereof, contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

Section 4.12	Non-Merger and Survival

The representations and warranties of Seller regarding WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Purchaser, the representations and warranties of WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. by Seller shall survive the Closing.

Section 4.13	Indemnity

Seller agrees to indemnify and save harmless Purchaser from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of Seller to defend any such claim), resulting from the breach by him of any representation or warranty with regard to WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Seller to Purchaser hereunder.

                                  ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Purchaser represents and warrants that as of the date hereof and as of the Closing Date, the following representations shall be true and correct and in full force and effect:

Section 5.1 	Organization and Good Standing
Incode and INSEQ are corporations duly organized, validly existing and in good standing under the laws of the State of Nevada and Massachusetts, respectively, and have the corporate power and authority to operate and to carry on its business as now being conducted. Purchaser is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where qualification as a foreign corporation or otherwise is required to conduct the Business.

Section 5.2 	Authority, Approvals and Consents

Purchaser has the corporate power and authority to enter into this Agreement and to perform their obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and validly approved by the Board of Directors of Purchaser and by their respective stockholders and no other corporate or other proceedings on the part of Purchaser are necessary to authorize and approve this Agreement and the transactions contemplated hereby. Purchaser hereby expressly represents that they have fully and properly complied with all aspects of applicable Nevada and Massachusetts, as relevant, corporate law in entering into this Agreement and for consummating the transactions contemplated hereunder. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of Purchaser , enforceable against Purchaser in accordance with its terms.

Section 5.3 	Consents and Approvals

No consent, approval, or authorization of, or declaration, filing, or registration with, any Governmental Entity will be required to be made or obtained by Purchaser in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby.

Section 5.4 	Binding Nature

This Agreement shall be, when duly executed and delivered, a legally binding obligation of the Seller enforceable in accordance with its terms.

Section 5.5	Non-Merger and Survival

The representations and warranties of Purchaser contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Seller, the representations and warranties of Purchaser shall survive the Closing.

Section 5.6	Indemnity

Purchaser agrees to indemnify and save harmless Seller from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of Purchaser to defend any such claim), resulting from the breach by it of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Purchaser to Seller hereunder.

                                  ARTICLE VI

COVENANTS

Section 6.1     Conduct of Business by the WARNECKE DESIGN SERVICE, INC.
and WARNECKE RENTALS, L.L.C. Pending the Closing
Seller as sole shareholder and President of WARNECKE DESIGN SERVICE, INC. and as sole Member of WARNECKE RENTALS, L.L.C. hereby covenants, represents and warrants to the Purchaser that pending completion of the Closing unless otherwise agreed to in writing by the Purchaser:

        (a) 	WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. shall not engage in any sale, enter into any transaction, contract or commitment, incur liability or obligation or make any disbursement not in the ordinary course of the Business, including, without limitation, the payment, of any kind and in any amount, to the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S shareholders (or their affiliates), and the declaration and/or payment of any dividends, purchase, redemption or other distributions with respect to the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS,
L.L.C.'S capital stock;

        (b) 	WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. shall carry and continue in force through the Closing, all existing insurance coverages including without limitation to theft, liability and other insurance as set forth in Schedule 6.1(b). For any loss occurring between the date of this Agreement and the Closing Date, the parties rights and liabilities thereunder shall be determined as follows:

                (i)	Casualty Prior to Closing. The risk of any loss,
destruction or other damage, other than ordinary wear and tear, between the date of execution hereof and the completion of the Closing, shall be solely that of the Seller. If before the completion of the Closing, any of the WARNECKE DESIGN SERVICE, INC. and/or WARNECKE RENTALS, L.L.C.'S machinery or equipment is damaged by fire, casualty or any other cause: (A) if the replacement or repair cost is $10,000 or more, the Purchaser may either: (x) terminate this Agreement without liability or (y) complete the Closing hereunder in which event the Purchaser shall be entitled to a credit to the insurance proceeds arising with respect to such damage, and (B) if such replacement or repair cost, as the case may be, is less than $10,000, the Purchaser shall be obligated to complete the Closing hereunder and shall be entitled to the insurance proceeds arising with respect to such damage.

        (c)	WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. shall not amend, modify or terminate any agreement related to the Business to which it is a party except in the ordinary course of business;

        (d)	WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. shall use its best efforts to preserve the Business and maintain all of its equipment and records in good order and keeping the same available for the Purchaser and further to preserve for the Purchaser the goodwill of suppliers, customers and others having business relationships with the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.; and,

        (e)	WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. shall give the Purchaser prompt notice of all events prior to Closing which may materially relate to any term of this Agreement.

Section 6.2 	Access and Information

The Seller shall afford to the Purchaser and to the Purchaser's financial advisors, legal counsel, accountants, consultants, financing sources and other authorized representatives reasonable access during normal business hours throughout the period prior to the Closing Date to the books, records, properties and personnel of the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. relating to the Business and, during such period, shall furnish reasonably promptly to the Purchaser such information as the Purchaser reasonably may request. All such information disclosed to the Purchaser shall remain subject to the Confidentiality Agreement. Without limitation of the other provisions of this Section 6.2, the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. shall permit the Purchaser or its consultant, in accordance with a mutually acceptable confidentiality agreement entered into by the Purchaser, the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. and, if relevant, the Purchaser's consultant, to migrate any data concerning the Business which the Purchaser shall deem appropriate onto a server maintained by the Purchaser or its consultant but using the Purchaser's software programs. It is the Purchaser's intent that if the Closing shall occur, the Purchaser shall have immediate access to such migrated data in order to operate the Business and comply with the Purchaser's reporting obligations for the combined operations of the Purchaser and the Business under applicable securities laws. If the Closing shall not occur, such consultant shall destroy all of such migrated data in compliance with such confidentiality agreement.

Section 6.3 	Additional Matters

Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

Section 6.4 	Additional Financial Information

On or prior to the Closing Date, the Purchaser shall have received from the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Financial Statements. The WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. will provide the Purchaser with monthly Financial Statements and income statements for the Business as prepared in the ordinary course and consistent with past practice by the finance and accounting staff of the Business for each month after December 2004 until the Closing for which the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. has closed the accounting books of the Business, which statements shall be delivered within forty-five
(45) days after each such closing.

Section 6.5	Indemnification

The Parties shall indemnify each other as set forth below:

			(i)	 Seller shall indemnify and hold harmless
Purchaser and each of its affiliates or other related entities from and against any and all losses, damages, liabilities and claims (including legal fees and costs) arising out of, based upon or resulting from any inaccuracy as of the date hereof or as of the Closing Date of any representation or warranty of Seller, which are contained in or made pursuant to this Agreement or any breach by Seller of any obligations contained in or made pursuant to this Agreement.

			(ii)	 Purchaser shall indemnify and hold harmless
Seller from any and all losses, damages, liabilities and claims arising out of, based upon or resulting from any inaccuracy as of the date hereof or as of the Closing Date of any representation or warranty of Purchaser which is contained in or made pursuant to this Agreement or any breach by Purchaser of any of its obligations contained in or made pursuant to this Agreement.

                                 ARTICLE VII

CONDITIONS PRECEDENT

Section 7.1 	Conditions Precedent in Favor of the Seller.

The obligation of Seller to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following additional conditions:

        (a) the Purchaser shall have performed in all material respects its obligations under this Agreement required to be performed by the Purchaser at or prior to the Closing Date; and,

        (b) 	each of the representations and warranties of the Purchaser
contained in this Agreement shall be true and correct as of the Closing Date as if made at and as of such date, except where the failure of such representation and warranty to be true and correct would not have a material adverse effect on the Purchaser or the transactions contemplated by this Agreement.

The conditions precedent set out in this section are inserted for the exclusive benefit of Seller and any such condition may be waived in whole or in part by Seller at or prior to the Closing by delivering to Purchaser a written waiver to that effect signed by Seller. In the event that the conditions precedent set out in this section are not satisfied on or before the Closing, Seller shall be released from all obligations under this Agreement.

Section 7.2 	Conditions Precedent in Favor of the Purchaser

The obligation of the Purchaser to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following additional conditions:

        (a) 	the Seller shall have performed in all material respects its obligations under this Agreement required to be performed by the Seller at or prior to the Closing Date;

        (b) 	each of the representations and warranties of the Seller
contained in this Agreement shall be true and correct as of the Closing Date as if made at and as of such date;

        (c)	the Purchaser and Seller shall have entered into a mutually
satisfactory employment agreement (attached hereto as Exhibit A);

        (d)	the successful completion by the Purchaser of that level of due diligence the Purchaser deems reasonably required;

        (g)	the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S
Assets are fee and clear of all perfected, filed and recorded liens, charges and encumbrances except those noted in Schedule 2.2.;

        (h)	Opinion of  Seller Counsel. Purchaser shall have been furnished with the opinion of William J. Wildenhaus, Esq., attorney at law, counsel for Seller dated the Closing Date, in form and substance satisfactory to Purchaser and Purchasers' counsel, as to the following (i) the good standing and authority of WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.
to carry on the Business and own the Assets, (ii) that all appropriate corporate or business entity actions necessary to complete the transactions contemplated hereunder have been taken, (iii) Seller's proper execution and delivery of this Agreement, the schedules hereto and any other documents required or necessary hereunder and the validity and binding legal effect thereof, (iv) WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S good and marketable title to the Assets, (v) disclosure of litigation, proceedings or investigations pending or threatened against WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. or which WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S counsel is aware, (vi) and that this Agreement does not violate any other agreement of which WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S counsel is aware, In rendering the foregoing opinions, such counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of Purchaser and by government officials and upon such other documents and data as such counsel deems appropriate as a basis for their opinions. Such counsel may specify the jurisdiction or jurisdictions in which they are admitted to practice, that they are not admitted to the Bar in any other jurisdiction or experts in the law of any other jurisdiction and that such opinions are limited accordingly; and,

        (i)	the Purchaser shall have received a suitable certification that there are no material adverse changes in the financial position or condition of WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. (as compared to its financial condition as reflected in its December 31, 2004 balance sheet, statement of operations and statement of cash flows), its liabilities or the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Assets or any damage, loss or other change in circumstances materially and adversely affecting WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C., the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Business or the WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Assets or
WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S right to carry on the Business, other than changes in the ordinary course of business, none of which has been materially adverse, or any damage, destruction, loss or other event, including changes to any laws or statutes applicable to WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. or the Business (whether or not covered by insurance) materially and adversely affecting WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C., the Business or the WARNECKE
DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S Assets.

The conditions precedent set out in this section are inserted for the exclusive benefit of Purchaser and any such condition may be waived in whole or in part by Purchaser at or prior to the Closing by delivering to Seller a written waiver to that effect signed by Purchaser. In the event that the conditions precedent set out in this section are not satisfied on or before the Closing, Purchaser shall be released from all obligations under this Agreement.

Section 7.3	Nature of Conditions Precedent

The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $1.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favor of the other party or parties set forth in this Article.

                                ARTICLE VIII

TERMINATION, AMENDMENT, AND WAIVER

Section 8.1	Termination Events
This Agreement may be terminated at any time prior to the Closing Date as follows:
        (a) 	by mutual written agreement of the Purchaser and the Seller;

        (b) 	by the Seller (provided that the Seller is not then in material breach of any representation, warranty, covenant or other agreement contained herein for which the Purchaser shall have previously notified the Seller), if there has been a breach by the Purchaser of any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation and warranty shall have become untrue, and such breach or condition has not been promptly cured within 30 days following receipt by the Purchaser of written notice of such breach;

        (c) 	by the Purchaser (provided that the Purchaser is not then in material breach of any representation, warranty, covenant or other agreement contained herein for which the Seller shall have previously notified the Purchaser), if there has been a breach by the Seller of any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation and warranty shall have become untrue, and such breach or condition has not been promptly cured within 30 days following receipt by the Seller of written notice of such breach; and,

        (d) 	by the Purchaser (provided that the Purchaser is not then in material breach of any representation, warranty, covenant or other agreement contained herein) at or prior to the Closing Date, if the Purchaser is not satisfied with its due diligence review of the Business.

Section 8.2 	Effect of Termination and Abandonment

In the event of termination of this Agreement pursuant to this Article VIII, written notice thereof shall be given as promptly as practicable to the other party to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein (a) there shall be no liability or obligation on the part of the Seller, the Purchaser, or their respective officers, directors and Affiliates, and all obligations of the parties shall terminate, except for
(i) the obligations of the parties pursuant to the Confidentiality Agreement, and (ii) that a party that is in material breach of its representations, warranties, covenants, or agreements set forth in this Agreement shall be liable for damages occasioned by such breach, including without limitation any expenses, including the reasonable fees and expenses of attorneys, accountants and other agents, incurred by the other party in connection with this Agreement and the transactions contemplated hereby; provided, however, that the Purchaser shall not be deemed to be in material breach of this Agreement solely by reason of its inability to satisfy one or more of the conditions set forth in Section 7.2 if the Purchaser is attempting to satisfy such conditions in good faith.

                                 ARTICLE IX

GENERAL PROVISIONS

Section 9.1	Expenses

Each of the Parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, or others engaged by such Party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

Section 9.2	Paragraph Headings and Language Interpretations

The paragraph headings contained herein are for reference only and shall not be considered substantive provisions of this Agreement. The use of a singular or plural form shall include the other form, and the use of a masculine, feminine or neuter gender shall include the other genders, as applicable.

Section 9.3 	Notices

All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, or (c) the expiration of five (5) business days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):
        (a) 	If to the Purchaser, to:

                Incode Technologies Corporation
                111 Howard Street, Suite 108
                Mount Arlington, New Jersey 07856
                Attn: James Grainer, President and Chief Financial Officer

                with a copy to:

                James Sonageri, Esq.
                Sonageri & Fallon, PC
                411 Sackensack NJAve
                Hackensack, New Jersey 07652

and,
         (b) 	If to the Seller, to:

                Warnecke Design Service, Inc.
                151 Progressive Drive
                Ottoville, Ohio 45876
                Attn: ANTHONY WARNECKE, Chief Executive Officer

                with a copy to:

                William Wildenhaus, Esq.
                P.O. Box 303
                Ottawa, Ohio 45875

Section 9.4	Assignments

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any of the Parties hereto without the prior written consent of the other Party, except that this Agreement and such rights, interests and obligations may be assigned by Purchaser to one (1) or more Affiliates. Purchaser agrees that any such assignment shall not relieve Purchaser of its obligations hereunder.

Section 9.5	Entire Agreement

This Agreement (including the Schedules and any Exhibits hereto) embodies the entire agreement and understanding of the Parties with respect to the transactions contemplated hereby and supersedes all prior written or oral commitments, arrangements, understandings and agreements with respect thereto. There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the transactions contemplated hereby other than those expressly sat forth herein.

Section 9.6	Modifications, Amendments and Waivers

At any time prior to the Closing, to the extent permitted by law, (i) Purchaser and Seller may, by written agreement, modify, amend or supplement any term or provision of this Agreement and (ii) any term or provision of this Agreement may be waived in writing by the Party which is entitled to the benefits thereof.

Section 9.7	Counterparts

This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one (1) and the same agreement and each of which shall be deemed an original. Each Party shall receive a fully signed copy of this Agreement.

Section 9.8	Governing Law

This Agreement shall be governed by the laws of the State of New Jersey and the United States of America (regardless of the laws that might be applicable under principles of conflicts of law or international law) as to all matters including, but not limited to, matters of validity, construction, effect and performance.

Section 9.9	Accounting Terms

All accounting terms used herein which are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with generally accepted accounting principles on the date hereof.

Section 9.10	Severability

If any one (1) or more of provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

Section 9.11	Specific Performance

Purchaser and Seller recognize that any breach of the terms this Agreement may give rise to irreparable harm for which money damages would not be an adequate remedy, and accordingly agree that any non-breaching party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy as a remedy of money damages. If specific performance is elected as a remedy hereunder, the electing Party shall be deemed to have waived any claim for other damages, except reasonable attorneys fees, costs of suit and expenses related to the enforcement of specific performance.

Section 9.12	Consent to Jurisdiction

Seller and Purchaser hereby submit and consent to the exclusive venue and jurisdiction of the Superior Court of the State of New Jersey, County of Bergen, in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waive and agree not to assert as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that this Agreement may not be enforced in or by said courts or that its property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper. Seller and Purchaser agree that service of process may be made in any manner permitted by the laws of the State of New Jersey or the federal laws of the United States in any such action, suit or proceeding against Seller or Purchaser with respect to this Agreement, and Seller and Purchaser hereby irrevocably designate and appoint William J. Wildenhaus, Esq., and James Sonageri, Esq., as their respective authorized agents upon which process may be served in any such action, suit or proceeding, it being understood that such appointment and designation shall become effective without any further action on the part of Seller or Purchaser. Service of process upon such authorized agent shall be deemed, in every respect, effective service of process upon Seller or Purchaser and shall remain effective until Seller or Purchaser shall appoint another agent for service or process acceptable to the other Party. Seller and Purchaser agree that final judgment (with all right of appeal having expired or been waived) against it in any such action, suit or proceeding shall be conclusive and that the other Party is entitled to enforce such judgment in any other jurisdiction by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of indebtedness arising from such judgment.

Section 9.13	U.S. Currency

All payments made under this Agreement at any time shall be made in the lawful currency of the United States of America.

Section 9.14	Transfer Documents

WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C. agrees that the sale and transfer hereunder of the Shares and Membership Interest shall be made on the Closing Date, as of the Closing Date, by assignments or other instruments of transfer as shall be appropriate to vest in Purchaser good, clear and marketable title to all of the shares of WARNECKE DESIGN SERVICE, INC. and the Membership Interest of Seller in WARNECKE RENTALS, L.L.C.

Section 9.16	Allocation of Purchase Price

The Parties shall allocate the Purchase Price as their respective accountants shall mutually determine and shall execute and file identical IRS Forms 8594, Asset Acquisition Statement under Section 1060, of the Internal Revenue Code of 1986, as amended.

Section 9.17 	THE PARTIES ACKNOWLEDGE THAT THEY HAVE EACH RECEIVED A COPY
OF THIS AGREEMENT, THAT THEY HAVE READ AND FULLY UNDERSTAND THIS AGREEMENT, AND THAT THEY HAVE BEEN ADVISED TO SEEK AND HAVE EITHER SOUGHT OR WAIVED INDEPENDENT LEGAL COUNSEL OF THEIR CHOICE TO AID IN THEIR UNDERSTANDING HEREOF.

Section 9.18 	Binding Effect

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives and assigns.

Section 9.19 	Parties in Interest

Nothing in this Agreement, express or implied, is intended to confer upon any Person not a Party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Section 9.20	Furnishing Information; Announcements

Sellers shall not issue any press releases or otherwise make any statement, public or otherwise, to any third party with respect to the transactions contemplated hereby without the prior written consent of Purchaser. Any notification of WARNECKE DESIGN SERVICE, INC. and WARNECKE RENTALS, L.L.C.'S employees of the transactions contemplated hereby shall be subject to prior approval by Purchaser. Any notices or other information to be disseminated shall be submitted to Purchaser prior to distribution or dissemination.

Section 9.21	Force Majeure

Neither Party hereto shall be liable for failure to perform any obligation under this Agreement if such failure to perform is caused by the occurrence of any contingency beyond the reasonable control of such Party, including, without limitation, fire, flood, strike or other industrial disturbance, failure of transport, accident, war, riot, insurrection, act of God or order of governmental agency or act of terrorism. Performance shall be resumed as soon as is possible after cessation of such cause. However, if such inability to perform continues for more than Ninety (90) days, the other Party may terminate this Agreement without penalty and without further notice.


                  [THIS SPACE INTENTIONALLY LEFT BLANK]



IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.


INCODE TECHNOLOGIES CORPORATION

By:	/S/ James Grainer
        --------------------------------------
        JAMES GRAINER
        President and Chief Executive Officer


INSEQ STEEL CORPORATION

By:	/S/  Ken Hill
        --------------------------------------
        KEN HILL
        President



By:	/S/ Anthony Warnecke
        --------------------------------------
        ANTHONY WARNECKE
        Seller